Exhibit 99.2

The unaudited interim financial statements of Kona Grill, Inc. as of June 30, 2019 (which have not been reviewed by an Independent Registered Public Accounting Firm) and as of June 30, 2018 are as follows:

KONA GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	June 30,	June 30,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$7,830	$5,335
Short-term investments	58	58
Receivables	354	641
Inventory	1,053	1,780
Prepaid expenses and other current assets	1,390	762
Total current assets	10,685	8,576
Other assets	837	1,144
Property and equipment, net	34,821	75,305
Operating lease right-of-use assets	27,166	—
Total assets	$73,509	$85,025

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,064	$2,009
Accrued expenses	8,559	9,964
Current portion of operating lease liabilities	5,282	—
Current portion of long-term debt, net	2,500	928
Total current liabilities	17,405	12,901
Operating lease liabilities, net of current portion	37,367	—
Long-term debt, net	—	32,604
Deferred rent and other long-term liabilities	330	31,670
Liabilities subject to compromise	55,248	—
Total liabilities	110,350	77,175
Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.01 par value, 2,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 30,000,000 shares authorized, 13,382,951 shares issued and 13,266,751 shares outstanding at June 30, 2019; 13,374,778 shares issued and 13,258,578 shares outstanding at June 30, 2018	134	134
Additional paid-in capital	92,428	92,092
Accumulated deficit	(128,403)	(83,376)
Treasury stock, at cost, 116,200 shares at June 30, 2019 and June 30, 2018	(1,000)	(1,000)
Total stockholders’ equity (deficit)	(36,841)	7,850
Total liabilities and stockholders’ equity (deficit)	$73,509	$85,025

See accompanying notes to unaudited condensed consolidated financial statements.

1

KONA GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Six Months Ended June 30,
	2019	2018
Revenue	$64,781	$84,363
Costs and expenses:
Cost of sales	18,463	21,530
Labor	24,208	30,385
Occupancy	6,374	8,428
Restaurant operating expenses	9,719	12,960
General and administrative	8,154	6,624
Depreciation and amortization	4,410	6,721
Lease termination costs and other	8,904	(75)
Total costs and expenses	80,232	86,573
Loss from operations	(15,451)	(2,210)
Write-off of deferred financing costs	—	37
Interest expense, net	1,056	1,228
Loss before income taxes	(16,507)	(3,475)
Income tax (expense) benefit	(11)	15
Net loss	$(16,518)	$(3,460)

Net loss per share:
Basic and diluted	$(1.25)	$(0.31)

Weighted average shares used in computation:
Basic and diluted	13,265	11,113

See accompanying notes to unaudited condensed consolidated financial statements.

2

KONA GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net loss	$(16,518)	$(3,460)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,182	6,721
Loss on disposal of assets	228	—
Stock-based compensation	111	357
Amortization of deferred financing costs	137	122
Write-off of deferred financing costs	—	37
Lease termination costs and other	8,893	(51)
Franchise termination	—	(246)
Change in operating assets and liabilities:
Receivables	175	638
Inventory	592	(73)
Prepaid expenses and other current assets	(636)	137
Accounts payable	5,086	(880)
Accrued expenses	1,282	(2,636)
Operating lease liabilities and right-of-use assets	(914)	—
Deferred rent and other long-term liabilities	(23)	(884)
Net cash provided by (used in) operating activities	2,595	(218)

Investing activities
Purchases of property and equipment	(68)	(735)
Proceeds from sale of equipment and insurance proceeds received on damaged equipment	203	64
Change in other assets	30	(10)
Net cash provided by (used in) investing activities	165	(681)

Financing activities
Borrowings under debtor-in-possession facility	2,500	—
Repayments on revolving credit facility	—	(3,750)
Repayments on term loan	—	(375)
Fees paid for credit facility	—	(223)
Proceeds from issuance of common stock, net of issuance costs	—	5,532
Proceeds from issuance of common stock under the Employee Stock Purchase Plan and exercise of stock options	2	8
Net cash provided by financing activities	2,502	1,192

Net change in cash and cash equivalents	5,262	293
Cash and cash equivalents at the beginning of the period	2,568	5,042
Cash and cash equivalents at the end of the period	$7,830	$5,335

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$517	$1,257
Cash paid for income taxes, net of refunds	$71	$58

Noncash investing activities
Accounts payable and accruals related to property and equipment	$94	$114

See accompanying notes to unaudited condensed consolidated financial statements.

3

KONA GRILL, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Summary of Business and Significant Accounting Policies

Summary of Business

On April 30, 2019 Kona Grill, Inc. (the “Company”) and eight of its subsidiaries commenced voluntary Chapter 11 proceedings under the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware in Wilmington, Delaware (the “Bankruptcy Court”). The Company filed a motion with the Bankruptcy Court seeking to administer all of the Chapter 11 cases jointly under the caption In re Kona Grill, Inc., et al. (Case No. 19-10953). The eight subsidiaries in the Chapter 11 cases are: Kona Restaurant Holdings, Inc., Kona Sushi, Inc., Kona Macadamia, Inc., Kona Texas Restaurants, Inc., Kona Grill International Holdings, Inc., Kona Baltimore, Inc., Kona Grill International, Inc. and Kona Grill Puerto Rico, Inc.

The Company owns, operates and franchises upscale casual dining restaurants under the name “Kona Grill.” The restaurants feature a diverse selection of contemporary American favorites and award-winning sushi items that are prepared fresh daily at each restaurant location. As of June 30, 2019, the Company owned and operated 27 restaurants in 17 states and Puerto Rico. The Company also had two international franchise partners in Dubai, United Arab Emirates and Vaughan (Toronto), Canada. In July 2019, the Company closed three restaurants and the franchised restaurant in Vaughan was closed. The Company’s chief operating decision maker function is comprised of the Chief Executive Officer, Chief Restructuring Officer and Chief Financial Officer who manage the Company’s restaurant operation base that aggregates into one reportable segment. Accordingly, the Company has a single operating segment and reporting unit structure.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. In the Company’s opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019.

Recent Accounting Pronouncements

In July 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Updated (“ASU”) No. 2019-07, “Codification Updates to SEC Sections – Amendments to SEC Paragraphs Pursuant to SEC Final Rule Releases No. 33-10532, Disclosure Update and Simplification, and Nos. 33-10231 and 33-10442, Investment Company Reporting Modernization and Miscellaneous Updates (SEC Update)” (“ASU 2019-07”). ASU 2019-07 updates the accounting standards codification to reflect the amendments of various SEC disclosure requirements that the agency determined were redundant, duplicative, overlapping, outdated or superseded and aligns the guidance with the requirements of certain SEC final rules. ASU 2019-07 is effective immediately. The adoption of ASU 2019-07 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2019, the FASB issued ASU No. 2019-01, “Leases (Topic 842): Codification Improvements” (“ASU 2019-01”). ASU 2019-01 provided clarification related to adopting Accounting Standard Codification Topic 842, Leases (“ASC Topic 842”). ASU 2019-01 addresses fair value determinations of underlying assets by lessors, cash flow statement presentation for financing leases, and transition disclosures. The Company adopted ASC Topic 842 as of January 1, 2019 and considered the clarification guidance in ASU 2019-01 as part of its adoption. Refer to Note 9 for additional details regarding the adoption of ASC Topic 842.

4

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 eliminates, modifies and adds disclosure requirements for fair value measurements. The amendments in ASU 2018-13 are effective for annual and interim periods beginning after December 15, 2019, with early adoption permitted. The Company is evaluating the effects of ASU 2018-13 on its consolidated financial statements but does not expect the adoption of ASU 2018-13 to be material.

In August 2018, the FASB issued ASU No. 2018-15, “Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract” (“ASU 2018-15”). ASU 2018-15 aligns the requirements for capitalizing implementation costs in cloud computing arrangements with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU 2018-15 is effective for annual and interim periods beginning after December 15, 2019, with early adoption permitted. Entities can choose to adopt the new guidance prospectively or retrospectively. The Company is evaluating the effects of this pronouncement on its consolidated financial statements.

2.	Subsequent Events

On August 30, 2019, after a competitive auction process conducted under the supervision of the Bankruptcy Court in accordance with Section 363 of the Bankruptcy Code, the Company entered into an Asset Purchase Agreement (the “KGA Asset Purchase Agreement”) with Kona Grill Acquisition, LLC , a wholly owned subsidiary of The ONE Group Hospitality, Inc., (“KGA”) pursuant to which KGA agreed to purchase substantially all of the assets of the Company (such assets, the “Purchased Assets,” and such transaction, the “Asset Sale”). The KGA Asset Purchase Agreement was filed with the Bankruptcy Court on August 30, 2019 along with a motion seeking an order (A) Authorizing the Sale of Substantially All of the Company’s Assets Pursuant to Asset Purchase Agreement(s) Free and Clear of Liens, Claims and Encumbrances, and Other Interests; (B) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto; and (C) Granting Related Relief (the “Sale Order”). On September 24, 2019, the Bankruptcy Court entered the Sale Order, thereby approving the Asset Sale on the terms and conditions of the Asset Purchase Agreement. On October 4, 2019, the Company and KGA closed the sale under the KGA Asset Purchase Agreement.

The Purchased Assets include but are not limited to, all rights of the Company under the executory contracts and unexpired leases specified in the KGA Asset Purchase Agreement (collectively, the “Assigned Contracts”). Under the KGA Asset Purchase Agreement, the Purchaser would acquire the Purchased Assets for a purchase price of $25,000,000 (the “Purchase Price”), plus the assumption of assumed liabilities in the approximate aggregate amount of $10,800,000 which include: (a) cure claims of executory contracts and unexpired leases; (b) post-petition accounts payable; (c) unpaid payroll that comes due and payable after the closing (even if it relates to the pre-closing period); (d) accrued but unused paid time off for restaurant employees; (e) accrued taxes; (f) customer program liabilities (i.e., gift cards and “Konavore” program); (g) liabilities related to environmental laws arising after the closing date; and, (h) transfer taxes. To the extent that any Assigned Contract requires the payment of Cure Costs (as defined in the KGA Asset Purchase Agreement) in order to be assumed pursuant to section 365 of the Bankruptcy Code, whether determined prior to or after the closing, the Purchaser shall be responsible for paying cure costs related to Assigned Contracts that are real property leases or that are personal property leases.

5

3.	Fair Value Measurements

The carrying value for certain financial instruments, including cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of their short-term nature. Investments represent certificates of deposit that are valued using market observable inputs (Level 2).

4.	Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share includes the dilutive effect of potential stock option exercises, calculated using the treasury stock method.

The following table sets forth the computation of basic and diluted net loss per share:

	Six Months Ended June 30,
	2019	2018
Numerator:
Net loss	$(16,518)	$(3,460)
Denominator:
Weighted average shares — Basic	13,265	11,113
Effect of dilutive stock options	—	—
Weighted average shares — Diluted	13,265	11,113
Net loss per share:
Basic and diluted	$(1.25)	$(0.31)

Stock options outstanding that were not included in the dilutive earnings per share calculation because the effect would have been anti-dilutive were 0.7 million and 0.8 million for the six months ended June 30, 2019, and 2018, respectively.

5.	Property and Equipment

Property and equipment consisted of the following (in thousands):

	June 30, 2019	June 30, 2018
Leasehold improvements	$67,203	$114,704
Equipment	17,135	29,408
Furniture and fixtures	7,121	12,141
	91,459	156,253
Less accumulated depreciation and amortization	(56,896)	(81,707)
	34,563	74,546
Construction in progress	258	759
Total property and equipment, net	$34,821	$75,305

During the quarter ended December 31, 2018, the Company recorded non-cash asset impairment charges of $18.3 million for certain underperforming restaurants based upon an assessment of each restaurant’s historical operating performance combined with the expected cash flows for these restaurants over the respective remaining lease term. The Company reduced the carrying value of these assets to their estimated fair value which was determined using a discounted cash flow model or the market value of each restaurant’s assets. During the six months ended June 30, 2019, the Company closed 15 restaurants and subsequently closed three additional restaurants during July 2019.

6

6.	Accrued Expenses

Accrued expenses consisted of the following (in thousands):

	June 30,	June 30,
	2019(a)	2018
Restructuring-related professional services	$2,445	$—
Accrued payroll and benefits	2,411	3,864
Gift cards	2,068	2,635
Sales and use taxes	653	1,059
Business and income taxes	340	446
Accrued occupancy	131	398
Lease termination	—	332
Other	511	1,230
Total accrued expenses	$8,559	$9,964

(a)	As a result of the bankruptcy filing on April 30, 2019, accrued expenses incurred prior to April 30, 2019 were reclassified to “Liabilities subject to compromise” in the accompanying balance sheet.

7.	Debt and Credit Agreements

KeyBank National Association (“KeyBank”) and Zions First National Bank (“Zions”), collectively referred to as the Lenders, provided up to $6 million in debtor-in-possession financing (“DIP financing”) as part of the Company’s bankruptcy restructuring plan. As of June 30, 2019, $2.5 million was outstanding. The interest rate under the DIP financing was 11.0% at June 30, 2019. The Company is obligated to pay a commitment fee at an annual rate of 2.0% times the unused total commitment of the DIP financing. The Company incurred commitment fees under the DIP financing of $6,000 for the six months ended June 30, 2019. In addition, an exit fee equal to 2.0% of the total commitment is due upon repayment of the DIP financing.

As of December 31, 2018, the Company had $33.2 million in outstanding debt pursuant to the Second Amended and Restated Credit Agreement, as amended, with the Lenders. On March 9, 2018, the Company entered into Amendment No. 4 to the Second Amended and Restated Credit Agreement (“Amendment No. 4”). Amendment No. 4 amended the Second Amended and Restated Credit Agreement to, among other things, reduce the available credit on the revolver (“Revolver”) from $30.0 million to $25.0 million, which including the $15.0 million term loan (“Term Loan”), resulted in an overall reduction of the credit facility from $45.0 million to $40.0 million as of the effective date of Amendment No. 4 and further reduced the available credit on the Revolver to $22.5 million at June 30, 2018 and $20.0 million at December 31, 2018. Additionally, (a) the maturity date was amended from October 12, 2019 to January 13, 2020 with no option to extend the maturity; (b) the applicable margins for base rate loans and the applicable margins for LIBOR rate loans were increased by 50 bps to 100 bps depending on the Company’s leverage ratio; and (c) the maximum leverage ratio was increased and the minimum fixed charge coverage ratio was decreased. The credit facility is secured by the Company’s personal property and assets. Certain of the Company’s wholly owned subsidiaries have also guaranteed the credit facility.

Amendment No. 4 requires compliance with certain covenants on a quarterly basis, including (a) a minimum fixed charge coverage ratio of (i) 1.10 to 1.00 for the fiscal quarters ending March 31, 2018, June 30, 2018 and September 30, 2018; (ii) 1.15 to 1.00 for the fiscal quarters ending December 31, 2018 and March 31, 2019 and (iii) 1.20 to 1.00 for the fiscal quarter ending June 30, 2019 and each fiscal quarter thereafter; and (b) a maximum leverage ratio of (i) 6.25 to 1.00 for the fiscal quarter ending March 31, 2018; (ii) 6.00 to 1.00 for the fiscal quarter ending June 30, 3018; (iii) 5.50 to 1.00 for the fiscal quarter ending September 30, 2018; (iv) 5.00 to 1.00 for the fiscal quarters ending December 31, 2018, March 31, 2019 and June 30, 2019; and (v) 4.25 for the fiscal quarter ending September 30, 2019 and each fiscal quarter thereafter. As a result of the bankruptcy filing, the Company was in default of the credit agreement at June 30, 2019.

7

The interest rate under Amendment No. 4 is KeyBank’s base rate or LIBOR, at the Company’s option, plus an applicable margin depending on the Company’s leverage ratio. The LIBOR margins range from 2.0% to 5.0% and the base rate margins range from 1.0% to 4.0%. For such times when the leverage ratio is greater than or equal to 6.0, then the applicable margin for base rate loans and the applicable margin for LIBOR rate loans are 4.0% and 5.0%, respectively. For such times when the leverage ratio is greater than or equal to 5.5 but less than 6.0, then the applicable margin for base rate loans and the applicable margin for LIBOR rate loans are 3.5% and 4.5%, respectively. Payments on the Term Loan are due quarterly and are subject to acceleration upon certain events as defined in the Second Amended and Restated Credit Agreement, while borrowings on the Revolver are interest only, payable quarterly with respect to each base rate loan and at varying times with respect to LIBOR rate loans, with outstanding principal and interest due at maturity. The weighted average interest rate as of June 30, 2018 was 6.6%.

The Company was obligated to pay a commitment fee at an annual rate of 0.175% to 0.350%, depending on its leverage ratio, times the unused total revolving commitment of the credit facility based on the average daily amount outstanding under the credit facility for the previous quarter. For such times when the leverage ratio is greater than 4.25, the commitment fee annual rate was 0.50%. The commitment fee was payable quarterly in arrears. The Company incurred commitment fees of $8,000 for the six months ended June 30, 2018.

8.	Income Taxes

The Company recorded income tax expense of $11,000 for the six months ended June 30, 2019. The Company recorded a net income tax benefit of $15,000 during the six months ended June 30, 2018 which consisted of a revised estimate of state income tax expense.

The Company is subject to income taxes for federal, state and local jurisdictions in which it operates. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. In the normal course of business, the Company is subject to examination by the federal, state and local taxing authorities.

9.	Leases

The Company adopted ASC Topic 842 as of January 1, 2019 using the optional transition method and has applied its transition provisions at the beginning of the period of adoption. As a result, the Company did not restate comparative periods. Under this transition provision, the Company has applied the legacy guidance under Accounting Standard Codification Topic 840, Leases, including its disclosure requirements, in the comparative periods presented.

Under ASC Topic 842, a lease is a contract, or part of a contract, that conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. The Company’s contracts determined to be or contain a lease include explicitly or implicitly identified assets where the Company has the right to substantially all of the economic benefits of the assets and has the ability to direct how and for what purpose the assets are used during the lease term. Leases are classified as either operating or financing. For operating leases, the Company has recognized a lease liability equal to the present value of the remaining lease payments, and a right of use asset equal to the lease liability, subject to certain adjustments, such as prepaid rents, initial direct costs and lease incentives received from the lessor. The Company used its incremental borrowing rate to determine the present value of the lease payments. The Company’s incremental borrowing rate is the rate of interest that it would have to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

ASC Topic 842 includes practical expedient and policy election choices. The Company elected the practical expedient transition package available in ASC Topic 842 and, as a result, did not reassess the lease classification of existing contracts or leases or the initial direct costs associated with existing leases. The Company has made an accounting policy election not to recognize right of use assets and lease liabilities for leases with a lease term of 12 months or less, including renewal options that are reasonably certain to be exercised, that also do not include an option to purchase the underlying asset that is reasonably certain of exercise. Instead, lease payments for these leases are recognized as incurred. Additionally, the Company has elected not to separate the accounting for lease components and non-lease components, for all leased assets.

8

The Company elected the hindsight practical expedient and therefore reassessed its historical conclusions with regards to whether renewal option periods should be included in the terms of its leases.

Upon adoption on January 1, 2019, the Company recognized right-of-use assets and lease liabilities for operating leases of $40.3 million and $65.2 million, respectively. The difference between the right-of-use asset and lease liability represents the net book value of deferred rent and tenant improvement allowances recognized by the Company as of December 31, 2018, which was adjusted against the right-of-use asset upon adoption of ASC Topic 842. There was no impact to the opening balance of retained earnings upon adoption.

The changes due to the adoption of ASC Topic 842 were as follows (in thousands):

		ASC 842
	December 31, 2018	Adjustments	January 1, 2019
Assets
Operating lease right-of-use assets	$—	$40,338	$40,338
Liabilities
Current portion of operating lease liabilities	$—	$6,903	$6,903
Operating lease liability, net of current portion	—	58,316	58,316
Accrued expenses	15,558	(3,048)	12,510
Deferred rent and other long-term liabilities	$22,458	$(21,832)	$626

There was no impact to the Company’s consolidated statements of operations for the six months ended June 30, 2019 compared to the six months ended June 30, 2018.

The Company enters into contracts to lease office space, restaurant space and equipment with terms that expire at various dates through 2029. Under ASC Topic 842, the lease term at the lease commencement date is determined based on the non-cancellable period for which the Company has the right to use the underlying asset, together with any periods covered by an option to extend the lease if the Company is reasonably certain to exercise that option, periods covered by an option to terminate the lease if the Company is reasonably certain not to exercise that option, and periods covered by an option to extend (or not to terminate) the lease in which the exercise of the option is controlled by the lessor. The Company considered a number of factors when evaluating whether the options in its lease contracts were reasonably certain of exercise, such as length of time before option exercise, expected value of the leased asset at the end of the initial lease term, importance of the lease to overall operations, costs to negotiate a new lease, and any contractual or economic penalties.

Certain of the Company’s leases also provide for percentage rent, which are variable lease costs determined as a percentage of gross sales in excess of specified, minimum sales targets, as well as other variable lease costs to reimburse the lessor for real estate tax and insurance expenses, and certain non-lease components that transfer a distinct service to the Company, such as common area maintenance services. These percentage rents and other variable lease costs are not included in the calculation of lease payments when classifying a lease and in the measurement of the lease liability as they do not meet the definition of in-substance, fixed-lease payments under ASC Topic 842.

The components of lease expense for the period were as follows (in thousands):

Six Months Ended June 30, 2019
Lease cost
Operating lease cost	$4,527
Variable lease cost	30
Short-term lease cost	51
Total lease cost	$4,608

Weighted average remaining lease term – operating leases	7 years
Weighted average discount rate – operating leases	9.5%

9

Supplemental cash flow information related to leases for the period was as follows (in thousands):

June 30, 2019
Cash paid for amounts included in the measurement of operating lease liabilities	$5,485

As of June 30, 2019, maturities of the Company’s operating lease liabilities are as follows (in thousands):

2019, six months remaining	$4,669
2020	9,842
2021	9,235
2022	8,895
2023	8,479
Thereafter	24,039
Total lease payments	65,159
Less: imputed interest	(22,510)
Present value of operating lease liabilities	$42,649

10.	Stockholders’ Equity (Deficit)

Significant changes in stockholders’ equity (deficit) for the three and six months ended June 30, 2019 and 2018 are as follows (in thousands):

		Additional
	Common	paid-in	Accumulated	Treasury
	Stock	capital	deficit	stock	Total
Balance at December 31, 2018	$134	$92,315	$(111,885)	$(1,000)	$(20,436)
Stock-based compensation	—	78	—	—	78
Issuance of common stock under the Employee Stock Purchase Plan and exercise of stock options	—	2	—	—	2
Net loss	—	—	(4,046)	—	(4,046)
Balance at March 31, 2019	134	92,395	(115,931)	(1,000)	(24,402)
Stock-based compensation	—	33	—	—	33
Issuance of common stock under the Employee Stock Purchase Plan and exercise of stock options	—	—	—	—	—
Net loss	—	—	(12,472)	—	(12,472)
Balance at June 30, 2019	$134	$92,428	$(128,403)	$(1,000)	$(36,841)

		Additional
	Common	paid-in	Accumulated	Treasury
	Stock	capital	deficit	stock	Total
Balance at December 31, 2017	$102	$86,227	$(79,666)	$(1,000)	$5,663
Cumulative effect of 606 adoption	—	—	(250)	—	(250)
Stock-based compensation	—	209	—	—	209
Issuance of common stock under the Employee Stock Purchase Plan and exercise of stock options	—	5	—	—	5
Net loss	—	—	(2,460)	—	(2,460)
Balance at March 31, 2018	102	86,441	(82,376)	(1,000)	3,167
Stock-based compensation	—	148	—	—	148
Issuance of common stock under the Employee Stock Purchase Plan and exercise of stock options	—	2	—	—	2
Issuance of common stock, net of $80 in offering expenses	32	5,501	—	—	5,533
Net loss	—	—	(1,000)	—	(1,000)
Balance at June 30, 2018	$134	$92,092	$(83,376)	$(1,000)	$7,850

10

11.	Stock-Based Compensation

The fair value of stock options granted during the six months ended June 30, 2019 and 2018 was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Six Months Ended June 30,
	2019	2018
Expected volatility	71.4%	65.7%
Risk-free interest rate	2.4%	2.4%
Expected option life (in years)	3.0	3.5
Dividend yield	0.0%	0.0%
Weighted average fair value per option granted	$0.55	$0.77

The following table summarizes our stock option activity for the six months ended June 30, 2019:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding options at December 31, 2018	713,396	$13.05
Granted	400,000	1.13
Forfeited	(690,981)	9.00
Exercised	—	—
Outstanding options at June 30, 2019	422,415	$8.37	3.0 years	$—
Exercisable at June 30, 2019	275,351	$11.57	2.3 years	$—

The Company recognized stock-based compensation expense of $0.1 million and $0.4 million in the six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019, there was $0.1 million of unrecognized stock-based compensation expense related to unvested stock-based compensation awards. The total shares of common stock reserved for issuance totaled 3.7 million, of which 1.9 million shares were available for grant as of June 30, 2019.

11